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THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE, IN THE MANNER AND TO THE
EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED AS OF DECEMBER 31, 1998, AMONG BELL ATLANTIC PAGING, INC., FINOVA CAPITAL CORPORATION ("SENIOR LENDER") AND AQUIS COMMUNICATIONS, INC. ("PURCHASER"), TO THE OBLIGATIONS (INCLUDING INTEREST) OWED BY PURCHASER TO THE HOLDERS OF ALL THE NOTES ISSUED PURSUANT TO THAT CERTAIN LOAN AGREEMENT DATED AS OF DECEMBER 31, 1998, BETWEEN PURCHASER AND SENIOR LENDER, AS SUCH LOAN AGREEMENT HAS BEEN AND HEREAFTER MAY BE SUPPLEMENTED, MODIFIED OR AMENDED FROM TIME TO TIME (THE "FINOVA LOAN AGREEMENT"); AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.
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                             SECURED PROMISSORY NOTE

$4,150,000                                              Dated: December 31, 1998


      FOR VALUE RECEIVED, the undersigned, AQUIS COMMUNICATIONS, INC., a corporation duly organized and existing under the laws of the State of Delaware and formerly known as BAP Acquisition Corp. (the "Purchaser"), HEREBY PROMISES TO PAY to the order of BELL ATLANTIC PAGING, INC., a corporation duly organized and existing under the laws of the State of Delaware, or its assigns (the "Seller"), the principal sum of FOUR MILLION ONE HUNDRED FIFTY THOUSAND DOLLARS ($4,150,000) on or before December 31, 2003 (the "Maturity Date").

      This Note is the Promissory Note referred to in, and is entitled to the benefits of and is subject to the provisions of, the Asset Purchase Agreement dated as of July 2, 1998, among the Purchaser, the Seller, and seven operating telephone companies affiliated with the Seller (such agreement as supplemented, modified or amended from time to time is herein called the "Asset Purchase Agreement"). No reference in this Note to the Asset Purchase Agreement and no provision of this Note or of the Asset Purchase Agreement shall alter or impair the obligation of the Purchaser, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rates, and in the coin and currency, set forth in this Note.

      1. Principal. The principal amount of this Note shall be due and payable in two installments as follows: (i) on March 31, 2000, the Required Bell Atlantic Principal Payment (as defined in the Finova Loan Agreement as in effect on the date hereof), and (ii) on the Maturity Date, the remaining outstanding principal balance of the Note.

      2. Interest. This Note shall bear interest on the unpaid principal sum hereof from the date of this Note until the principal amount hereof is paid in full at an annual rate equal to one percentage point (100 basis points) in excess of the Base Rate; provided, however, that in the event of a default in the making of any principal or interest payment as and when required under this Note, interest shall accrue on such unpaid principal amount or unpaid interest, as the case may be, from and including the date of default until the date such default shall have been cured, at a rate equal to four percentage points (400 basis points) in excess of the Base Rate. As used herein, "Base Rate" means the per annum rate of interest announced or published publicly from

Secured Promissory Note


time to time by Citibank, N.A. in New York, New York as its corporate base (or equivalent) rate of interest, which rate shall change automatically without notice and simultaneously with each change in such corporate base rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by Citibank, N.A. in New York, New York. The Borrower acknowledges that with respect to all matters relevant hereto a certificate signed by an officer of Citibank, N.A., setting forth the Base Rate in effect on any applicable date, shall be binding and conclusive. "Interest Period" means a calendar quarter beginning on January 1, April 1, July 1 or October 1. Accrued interest shall be payable in arrears on the last day of each Interest Period (or, if such day is a Saturday or Sunday, on the next succeeding Monday) beginning with the Interest Period following the Interest Period in which the first anniversary of the date of this Note falls and upon payment in full of the outstanding principal balance of this Note. Interest payments on this Note will be computed on the basis of a 365-day year and actual days elapsed. In the event the interest rate otherwise applicable under this Note exceeds the maximum amount permitted under applicable law, the interest rate shall be automatically reduced, for such period as such limitation is imposed by law, to the maximum rate so permitted.

      3. Prepayment. The principal amount of this Note, together with accrued interest thereon to the date of prepayment, shall be subject to prepayment, at the option of the Purchaser, in whole or in part, at any time and from time to time, without premium or penalty. In addition, in the event the Purchaser voluntarily prepays all or any part of the indebtedness under the FINOVA Loan Agreement (the "Senior Indebtedness"), concurrently with such prepayment the Purchaser shall pay to the Seller an amount equal to the Pro Rata Share (calculated as of the date immediately preceding the date such prepayment of Senior Indebtedness is made) of the amount of such prepayment of the Senior Indebtedness, provided that such prepayment is in fact voluntary (i.e., not required pursuant to the terms of the FINOVA Loan Agreement as in effect on the date hereof or by FINOVA in connection with any waiver of or consent to a departure by Purchaser from any term or condition of the FINOVA Loan Agreement as in effect on the date hereof. For purposes of this Note, "Pro Rata Share" shall mean, as of any date, the ratio which the outstanding principal amount of this Note as of such date bears to the aggregate outstanding principal amounts of this Note and the Senior Indebtedness as of such date.

      4. Payments. All payments of principal of and interest on this Note shall be made by wire transfer of immediately available funds to the bank account of Seller (Mellon Bank West, 3 Mellon Bank Center, Pittsburgh, PA 15259, ABA Routing No. 043000261, for the account of Bell Atlantic Financial Services, Inc., Account No. 199-2890, for further credit to Bell Atlantic Paging, Inc.) or to such other account as the holder of this Note may designate from time to time. All payments shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

      5. Security. The full and timely payment of the principal of and interest on this Note is secured by a security interest granted by the Purchaser to the Seller in all of the assets of the Purchaser pursuant to the terms of the Security Agreement dated as of the date hereof (the "Security Agreement") between the Purchaser and the Seller. Reference is made to the Security

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Secured Promissory Note


Agreement for a more detailed description of the collateral which secures this Note and the rights of the Seller and the holder of this Note in respect of such collateral.

      6. Negative Covenants. Until this Note shall have been paid in full, the Purchaser shall not:

            (a) Pay any dividend or make any other distribution in respect of its capital stock or redeem or otherwise purchase or repurchase any of its capital stock.

            (b) Directly or indirectly, (i) create, incur, issue, assume or become liable with respect to, contingently or otherwise, any indebtedness for borrowed money other than (X) indebtedness to FINOVA Capital Corporation, Motorola, Inc. or other lenders in an aggregate amount not at any time exceeding the Permitted Debt Amount (as defined below) (the "Permitted Debt"), (Y) the Letters of Credit Indebtedness (as defined in the Finova Loan Agreement as in effect on the date hereof), and (Z) the Deferred Payment Indebtedness (as defined in the FINOVA Loan Agreement as in effect on the date hereof), (ii) guarantee the obligations of any other person or entity, other than through endorsement of negotiable instruments in the ordinary course of business, (iii) create, incur, issue, assume or become liable with respect to, contingently or otherwise, any other indebtedness (including without limitation capitalized lease obligations and purchase money obligations) not encompassed by clause (i) or (ii) of this Section 6(b), other than in the ordinary course of business and other than capitalized lease obligations to the extent permitted under the Finova Loan Agreement as in effect on the date hereof, (iv) create, incur, assume or suffer to exist any mortgage, lien, pledge, security interest, conditional sale or other title retention agreement, charge or other security interest or encumbrance of any kind (a "Lien") upon its properties except for Permitted Liens (as hereinafter defined), or (v) make any payment or prepayment on account of the Letter of Credit Indebtedness or the Deferred Payment Indebtedness, except to the extent permitted under the FINOVA Loan Agreement as in effect on the date hereof. For purposes of this Note "Permitted Liens" means
(P) Liens existing on the properties of the Purchaser as of the date hereof, (Q) Liens created by this Note and the Security Agreement, (R) Liens to secure the Permitted Debt, (S) Liens for taxes or assessments or other governmental charges or levies not yet due or payable under law or being contested in good faith by appropriate proceedings, (T) landlords', carriers', vendors', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising by operation of law in the ordinary course of business and with respect to amounts not overdue for a period of more than 90 days or being contested in good faith by appropriate proceedings, (U) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation, (V) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business, (W) zoning ordinances, easements, rights of way, restrictions, and other similar encumbrances, (X) Liens securing capitalized lease obligations and purchase money obligations permitted by clause (b)(iii) above, (Y) judgment Liens and similar Liens arising in connection with court proceedings, provided that the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith and by appropriate proceedings, (Z) any extension, renewal or refunding of any Lien referred to in the foregoing clauses (P) and (X) and (ZZ) other Liens permitted under the Finova Loan Agreement as

Secured Promissory Note


in effect on the date hereof. For purposes of this Note, "Permitted Debt Amount" means the sum of (A) $21,800,000, plus (B) the lesser of (1) $1,500,000 or (2) the amount disbursed by FINOVA Capital Corporation to pay a portion of the Bell Atlantic Seller Note Payment (as defined in the FINOVA Loan Agreement as in effect on the date hereof).

            (c) (i) Directly or indirectly, make any loans or advances to any person or entity other than to its directors, officers, employees and agents in the ordinary course of business, except for a loan in the amount of $240,000 to John X. Adiletta, provided that all of the proceeds of such loan were invested in Purchaser for equity issued to John X. Adiletta, or (ii) forgive any loans or advances made to any person or entity.

            (d) Purchase any shares of capital stock of any other person or entity with cash consideration; or purchase any of the assets of any other business with cash consideration other than in the ordinary course of business.

            (e) Consolidate with or merge with or into any other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets in a single transaction or in a series of related transactions, except as permitted under the Consent and Amendment No. 1 to Asset Purchase Agreement dated November 3, 1998.

      7. Affirmative Covenants.

            (a) Financial Statements. Until this Note shall have been paid in full, the Purchaser will furnish to the Seller quarterly financial statements of the Purchaser for the first three quarters of each fiscal year and annual financial statements of the Purchaser (in each case, including, without limitation, a balance sheet, income statement and statement of cash flows), all of which will be prepared in accordance with generally accepted accounting principles consistently applied except that footnotes may be omitted from such quarterly statements. All quarterly financial statements will be delivered to the Seller within 45 days after the end of each of the Purchaser's first three fiscal quarters, and all annual financial statements will be delivered to the Seller within 90 days after the end of the last fiscal quarter of the Purchaser's fiscal year. The Purchaser will deliver to the Seller within 45 days after the end of each of the Purchaser's fiscal quarters (90 days if such fiscal quarter is the last fiscal quarter of the Purchaser's fiscal year) an officer's certificate (which shall be executed by the principal executive officer and the principal financial officer of the Purchaser) stating that a review of the activities of the Purchaser during the preceding fiscal quarter or fiscal year, as the case may be, has been made under the supervision of the signing officers and further stating that no Event of Default has occurred and is continuing (and, if an Event of Default shall have occurred whether or not it shall be continuing, describing all such Events of Default of which he or she has knowledge and what action the Purchaser has taken, is taking or proposes to take with respect thereto).

            (b) FINOVA Loan Agreement. Until this Note shall have been paid in full, Purchaser will comply in all material respects with all of its agreements, covenants and other undertakings set forth in the FINOVA Loan Agreement, which agreements, covenants and

Secured Promissory Note


undertakings are by this reference, hereby incorporated herein as if they were fully set forth herein.

      8. Default. An "Event of Default" occurs if:

            (i) the Purchaser fails to pay any installment of the principal of this Note when the same becomes due and payable and such failure continues for a period of five (5) business days;

            (ii) the Purchaser fails to pay interest on this Note when the same becomes due and payable and such failure continues for a period of five (5) business days;

            (iii) the Purchaser fails to observe or perform any other covenant, condition or agreement on the part of the Purchaser required to be observed or performed pursuant to the terms of the Asset Purchase Agreement or this Note and such failure is not remedied within fifteen (15) days after written notice thereof shall have been given to the Purchaser by the Seller;

            (iv) the Purchaser fails to observe or perform any covenant, condition or agreement on the part of the Purchaser required to be observed or performed pursuant to the terms of the Security Agreement and such failure is not remedied within fifteen (15) days after written notice thereof shall have been given to Purchaser;

            (v) any representation or warranty made by the Purchaser in the Security Agreement relating to the security interest or any rights of the Seller arising thereunder shall prove to have been incorrect in any material respect when made;

            (vi) (A) there shall be a default or defaults in any payment of principal, premium, if any, or interest beyond any grace period provided with respect thereto under any mortgage, bond, debenture, note or other evidence of indebtedness for borrowed money with a principal or face amount of $100,000 or more, individually or in the aggregate, of the Purchaser, whether such indebtedness for borrowed money exists or shall hereafter be created (other than with respect to the Letters of Credit Indebtedness or the Deferred Payment Indebtedness); or (B) the Purchaser fails to observe or perform any other covenant, condition or agreement contained in any agreement under which any indebtedness (whether or not for borrowed money) with a principal or face amount or $200,000 or more, individually or in the aggregate, of the Purchaser is created (or if any other event thereunder or tinder such agreement shall occur and be continuing) and the effect of such default, failure or other event described in clause (A) or (B) is to accelerate (or to cause the obligee of such indebtedness to accelerate) the maturity of any such indebtedness;

            (vii) the Purchaser pursuant to or within the meaning of any Bankruptcy Law (as hereinafter defined): (A) commences a voluntary case or proceeding; (B) consents to the entry of an order for relief against it in an involuntary case or proceeding; (C) consents to the appointment of a receiver, trustee, custodian or other similar official for it or for all or substantially all of its property; or (D) makes a general assignment for the benefit of its creditors;

Secured Promissory Note


            (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Purchaser; (B) appoints a receiver, trustee, custodian or other similar official for the Purchaser or for all or substantially all of its properties; or (C) orders the liquidation of the Purchaser; and in each of (A), (B) or (C) the order or decree remains unstayed and in effect for sixty (60) days;

            (viii) one or more final judgments, orders or decrees for the payment of money, which, either individually or in the aggregate, exceed $250,000 shall be rendered against the Purchaser by a court of competent jurisdiction and shall remain undischarged or not fully bonded for a period (during which execution shall not be effectively stayed by reason of a pending appeal or otherwise) of thirty (30) days or an enforcement proceeding shall be commenced (and not discharged, bonded or execution thereof stayed) by any creditor or upon judgments, orders and/or decrees exceeding such amount, either individually or in the aggregate; or

            (ix) the Security Agreement shall for any reason cease to be, or be asserted by the Purchaser not to be, a legal, valid and binding obligation of the Purchaser, in full force and effect and enforceable in accordance with its terms, or any Lien purported to be created by the Security Agreement shall for any reason (other than as expressly permitted by the Security Agreement) cease, in any material respect, to be a valid and perfected security interest in the Collateral thereunder.

      For purposes of this Note, the term "Bankruptcy Law" means Title 11, United States Code or any substantially similar Federal or state law for the relief of debtors and the protection of creditors, and the rules and regulations thereunder.

      If an Event of Default (other than an Event of Default under clauses (vii) or (viii) of this Section 8) occurs and is continuing, the Seller may, by written notice to the Purchaser, declare all unpaid principal of and unpaid and accrued interest on this Note and under the Security Agreement to be due and payable. Upon such declaration, the unpaid principal of and unpaid and accrued interest on this Note and under the Security Agreement shall become and be due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which the Purchaser hereby expressly waives. If an Event of Default under clauses (vii) or (viii) of this Section 8 occurs and is continuing, the unpaid principal of and unpaid and accrued interest on this Note and under the Security Agreement shall automatically become and be due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which the Purchaser hereby expressly waives.

      9. Miscellaneous.

            (a) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed in accordance with the notice provisions of the Asset Purchase Agreement.

            (b) This Note shall be binding upon and shall inure to the benefit of the Purchaser and the Seller and their respective successors and assigns.

Secured Promissory Note


            (c) No failure or delay by the Seller at any time to enforce one or more of the terms, conditions or obligations of the Purchaser under this Note or under the Asset Purchase Agreement shall constitute a waiver of such terms, conditions or obligations or shall preclude the Seller from requiring performance by the Purchaser of any one or more of them at any time.

            (d) Upon request and surrender of this Note by the Seller or any of its successor or assigns, the Purchaser shall execute and deliver to the Seller (or its successors or assigns, as the case may be) a replacement note reflecting the name of the payee after giving effect to such change.

            (e) THE PURCHASER HEREBY EXPRESSLY WAIVES THE PLEADING OF ANY STATUTE OF LIMITATIONS AS A DEFENSE TO ANY DEMAND AGAINST THE BORROWER, AND FURTHER WAIVES THE RIGHT OF THE PURCHASER TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING IN CONNECTION HEREWITH.

            (f) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CHOICE OR CONFLICT OF LAWS PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION.

      IN WITNESS WHEREOF, the undersigned, with full power and authority to do so, intending that this Note shall constitute an instrument under seal, has caused these presents to be executed, delivered, and sealed on the day and year first above written.


[SEAL]                                  AQUIS COMMUNICATIONS, INC.


ATTEST:

/s/ B. Brian Plunkett                   By: /s/ John X. Adiletta
--------------------------------            ------------------------------------
                                            Name: John X. Adiletta
                                            Title: President